                                                                    Exhibit 3(8)

                                PLAN OF MERGER OF
                                 AM-SOURCE, INC.
                                      INTO
                                 AM-SOURCE, LLC

1. The name of the corporation to be merged is AM-SOURCE, INC. (the "MERGING COMPANY"), a Rhode Island corporation. The name of the surviving company is AM-SOURCE, LLC, a Rhode Island limited liability company (the "SURVIVING COMPANY").

2. The Merging Company has outstanding 120 shares of common stock, all of which are owned by Amscan Holdings, Inc. (the "PARENT COMPANY"). The Parent Company is also the sole member of the Surviving Company, owning 100% of the membership interests thereof.

3.    The terms and conditions of the merger are as follows:

      All of the shares of common stock of Merging Company outstanding on the effective date of the merger shall be canceled and the separate existence of the Merging Company shall cease and all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises and every other asset of the Merging Company shall be transferred to, vest in and devolve upon the Surviving Company, without further act or deed and all the interests of the Merging Company shall be as effectively the property of the Surviving Company as they were of the Merging Company and all debts, liabilities and duties of the Merging Company shall attach to the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities and duties have been incurred or contracted by it.

Dated: FEBRUARY 28, 2000

                                              AM-SOURCE, INC.

                                              By: AMSCAN HOLDINGS, INC.
                                                  Sole Shareholder

                                                  By: /s/ James M. Harrison
                                                      -------------------------
                                                      Name:  James M. Harrison
                                                      Title: President

                                              AM-SOURCE, LLC

                                              By: /s/ James M. Harrison
                                                  -----------------------------
                                                  Name:  James M. Harrison
                                                  Title: Authorized Person

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        Office of the Secretary of State
                              Corporation Division
                              100 North Main Street
                       Providence, Rhode Island 02903-1335

                            LIMITED LIABILITY COMPANY

                             ----------------------

                            ARTICLES OF ORGANIZATION
                           (To Be Filed In Duplicate)

Pursuant to the provisions of Chapter 7-16 of the General Laws, 1956, as amended, the following Articles of Organization are adopted for the limited liability company to be organized hereby:

1.    The name of the limited liability company is:

            AM-SOURCE, LLC

2. The address of the limited liability company's resident agent in Rhode Island is:

       261 Narragansett Park Drive            East Providence          02916
      ------------------------------------------------------------------------
      (Street Address, not P.O. Box)            (City/Town)          (Zip Code)

      and the name of the resident agent at such address is Arthur Kaufman
                                                            ---------------
                                                            (Name of Agent)

3. Under the terms of these Articles of Organization and any written operating agreement made or intended to be made, the limited liability company is intended to be treated for purposes of federal income taxation as:

                              (Check one box only)

      [X] a partnership  or  [ ] a corporation  or  [ ] disregarded as an entity separate from its member

4. The address of the principal office of the limited liability company if it is determined at the time of organization:

      261 Narragansett Park Drive, East Providence, RI 02916

5. The limited liability company has the purpose of engaging in any business which a limited partnership may carry on except the provision of professional services as defined in Section 7-5.1-2, and shall have perpetual existence until dissolved or terminated in accordance with Chapter 7-16, unless a more limited purpose or duration is set forth in paragraph 6 of these Articles of Organization.

6. Additional provisions, if any, not inconsistent with law, which the members elect to have set forth in these Articles of Organization, including, but not limited to, any limitation of the purposes or duration for which the limited liability company is formed, and any other provision which may be included in an operating agreement:

      _________________________________________________________________________

      _________________________________________________________________________


7.    The limited liability company is to be managed by:

                              (Check one box only)

      [X] its members           or       [ ] by one (1) or more managers

8. If the limited liability company has managers at the time of filing these Articles of Organization, state the name and address of each manager:

                 Manager                                             Address
                 -------                                             -------
________________________________________      _______________________________________________________

________________________________________      _______________________________________________________

________________________________________      _______________________________________________________

________________________________________      _______________________________________________________

________________________________________      _______________________________________________________


9. The date these Articles of Organization are to become effective, if later than the date of filing is:

   ___________________________________________________________________________
   (not prior to, nor more than 30 days after, the filing of these Articles of
                                 Organization)

                                Under penalty of perjury, I declare and affirm that I have examined these Articles of Organization, including any accompanying attachments, and that all statements contained herein are true and correct.

Date: May 31, 2001              /s/ James M. Harrison
                                _______________________________________________
                                           Signature of Authorized Person

                                James M. Harrison

                                       -4-